Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	RCF VII Sponsor LLC

Address of Joint Filer:	c/o RCF Acquisition Corp.
1400 Wewatta Street, Suite 850
Denver, Colorado 80202

Issuer Name and Ticker of Trading Symbol:	RCF Acquisition Corp. [RCFA]

Date of Event Requiring Statement:	05/09/2023

(Month/Day/Year):

Name of Joint Filer:	James McClements

Address of Joint Filer:	c/o RCF Acquisition Corp.
1400 Wewatta Street, Suite 850
Denver, Colorado 80202

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker of Trading Symbol:	RCF Acquisition Corp. [RCFA]

Date of Event Requiring Statement:	05/09/2023

(Month/Day/Year):